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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of
7 5/8% Senior Notes Due 2015
of
Mac-Gray Corporation

        As set forth in the prospectus dated                            , 2005 (as the same may be amended or supplemented from time to time, the "prospectus") of Mac-Gray Corporation (the "Company") and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together with the prospectus constitute the "exchange offer"), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto, or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the exchange offer if certificates for outstanding 7 5/8% Senior Notes due 2015 of the Company (the "old notes") and all other documents required by the Letter of Transmittal are not immediately available to the registered holder of such old notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of old notes to the account maintained by Wachovia Bank, National Association (the "exchange agent") at DTC, or if time will not permit all documents required by the exchange offer to reach the exchange agent prior to 5 p.m., New York City time, on,                        , 2005, unless extended (the "expiration date"). This Notice of Guaranteed Delivery (or facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the exchange agent. See the section of the prospectus entitled "The Exchange Offer—Procedures for tendering old notes." Capitalized terms used herein and not defined herein have the meanings assigned to them in the exchange offer.

To:
 Wachovia Bank, National Association
By Certified/Registered Mail, Hand or Overnight Courier:

Wachovia Bank, National Association, as Exchange Agent Wachovia Bank, Corporate Actions—NC 1153 1525 West W.T. Harris Blvd., 3C3 Charlotte, NC 28262 Attention: Marsha Rice	Wachovia Bank, National Association, as Exchange Agent Wachovia Bank, Corporate Trust Dept. One Penn Plaza, Suite 1414 New York, New York 10119 Attention: David Massa
By Facsimile:
(704) 590-7628	(212) 273-7015
For Information or Confirmation by Telephone:
(704) 590-7413	(212) 273-7012

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON                        , 2005 UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION THEREOF TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signatures must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby acknowledges receipt of the prospectus dated                            , 2005 (as the same may be amended and supplemented from time to time, the "prospectus") and the related Letter of Transmittal (which together with the prospectus constitute the "exchange offer") which describes the offer of Mac-Gray Corporation, a Delaware corporation (the "Company") to exchange $1,000 in principal amount of 7 5/8% Senior Notes due 2015 of the Company (the "new notes") for each $1,000 in principal amount of old notes.

        The undersigned hereby tenders to the Company the aggregate principal amount of old notes set forth below pursuant to the guaranteed delivery procedures and upon the terms and conditions set forth in the prospectus and the related Letter of Transmittal.

        The undersigned understands that no withdrawal of a tender of old notes may be made on or after the expiration date of the exchange offer. The undersigned understands that for a withdrawal of a tender of old notes to be effective, a written notice of withdrawal that complies with the requirements of the exchange offer must be timely received by the exchange agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the expiration date.

        The undersigned understands that the exchange of old notes for new notes pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of (i) such old notes (or Book-Entry Confirmation of the transfer of such old notes into the exchange agent's account at DTC) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such old notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means, with respect to any tendered old notes, a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each tendering participant to the effect that, with respect to those old notes they have received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

        The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the tendered old notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered old notes are acquired by the Company as contemplated herein, and the tendered old notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each beneficial owner will, upon request, execute and deliver any additional documents deemed by the Company and/or the exchange agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered old notes, and that the undersigned will comply with its obligations under the registration rights agreement. The undersigned has read and agreed to all of the terms of the exchange offer.

        By tendering old notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that (i) neither the undersigned nor any beneficial owner(s) is an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company or any Subsidiary Guarantor, (ii) the undersigned and each beneficial owner are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution of new notes to be received in the exchange offer, (iii) any new notes to be received by the undersigned and any beneficial owner(s) are being acquired by the undersigned and any beneficial owner(s) in the ordinary course of business of the undersigned and any beneficial owner(s) and (iv) the undersigned is not a broker-dealer who is tendering old notes acquired directly from the Company for resale pursuant to Rule 144A or any available exemption under the Securities Act.

        If the undersigned is a broker-dealer holding old notes acquired for its own account as a result of market-making activities or other trading activities, it represents and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes received in respect of such old notes pursuant to the exchange offer; however, by so representing and acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will by determined by the Company, in its sole discretion, whose determination shall be final and binding on all the parties. Alternative, conditional or contingent tenders of old notes will not be considered valid. The Company reserves the absolute right to reject any and all tenders of old notes that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Address:

Area Code and Telephone No.:
Principal Amount of Outstanding Old Notes Tendered:

Certificate No(s) of Old Notes:
If Old Notes will be delivered by book-entry transfer at The Depository Trust Company, insert:
Depository Account No.:
Date:

        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of tendered old notes exactly as its (their) name(s) appear on certificates for such tendered old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE
 (Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees delivery to the exchange agent, at one of its addresses set forth above, either certificates for the old notes tendered hereby, in proper form of transfer, or confirmation of the book-entry transfer of such old notes to the exchange agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an agent's message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must communicate the guarantee to the exchange agent and deliver the Letter of Transmittal or an Agent's Message (as defined in the Letter of Transmittal) in lieu thereof and old notes tendered hereby to the exchange agent within the time period set forth above and that failure to do say could result in financial loss to the undersigned.

Name of Firm:
Address:

Area Code and Telephone No.:
Authorized Signature
Name:
Title:
Date:

        DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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EXHIBIT 99.2